AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
John K. Schmidt	Leslie Loyet
Chief Operating Officer	General Inquiries
Chief Financial Officer	(312) 640-6672
(563) 589-1994	lloyet@frbir.com
jschmidt@htlf.com

FOR IMMEDIATE RELEASE
MONDAY, JANUARY 29, 2007

HEARTLAND FINANCIAL USA, INC. REPORTS FOURTH QUARTER 2006 EARNINGS

Fourth Quarter 2006 Highlights

▪	Net income increased by 31% over fourth quarter 2005
▪	Net interest margin improved by 2 basis points compared to fourth quarter 2005
▪	Average earning assets increased 11% over fourth quarter 2005
▪	Summit Bank & Trust opened on November 1, 2006
▪	Sale of ULTEA, Inc. completed

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net income (in millions)	$7.5	$5.8	$25.1	$22.7
Diluted earnings per share	0.45	0.34	1.50	1.36

Return on average assets	0.98%	0.82%	0.86%	0.84%
Return on average equity	14.62	12.35	12.86	12.55
Net interest margin	4.06	4.04	4.18	4.04

“We are extremely pleased with Heartland’s strong showing for the fourth quarter and full year 2006. The company achieved its dual goals of expanding the franchise while returning double digit growth in earnings.”-- Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, January 29, 2007—Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported increased earnings for the fourth quarter of 2006. Net income for the quarter ended December 31, 2006, was $7.5 million, or $0.45 per diluted share, compared to net income of $5.8 million, or $0.34 per diluted share, for the fourth quarter of 2005, an increase of $1.8 million or 31 percent. Return on average equity was 14.62 percent and return on average assets was 0.98 percent for the fourth quarter of 2006, compared to 12.35 percent and 0.82 percent, respectively, for the same quarter in 2005.

Lynn B. Fuller, Heartland’s chairman, president and chief executive officer stated, “We are extremely pleased with Heartland’s strong showing for the fourth quarter and full year 2006. The company achieved its dual goals of expanding the franchise while returning double digit growth in earnings.”

Net income for the year 2006 was $25.1 million, or $1.50 per diluted share, an increase of $2.4 million or 10 percent from the net income of $22.7 million, or $1.36 per diluted share, recorded for the year 2005. Return on average equity was 12.86 percent and return on average assets was 0.86 percent for the year 2006, compared to 12.55 percent and 0.84 percent, respectively, for the year 2005. During the first quarter of 2006, a pre-tax judgment of $2.4 million against Heartland and Wisconsin Community Bank was recorded as noninterest expense, while a $286,000 award under a counterclaim was recorded as a loan loss recovery. The net after tax effect to net income for this one-time event was $1.3 million. Exclusive of this expense, Heartland’s net income for the year 2006 was $26.4 million, or $1.58 per diluted share, an increase of $3.7 million or 16 percent over the year 2005. Because of the non-recurring nature of this expense, Heartland believes that this pro-forma presentation is important for investors to understand Heartland’s financial performance for the year 2006.

The sale of ULTEA Inc., Heartland’s fleet leasing subsidiary, to ALD Automotive was completed on December 22, 2006. All outstanding litigation related to the transaction was also settled at closing. Total assets of ULTEA at closing were $50.3 million. The attached financial statements reflect the results of operations of ULTEA on the income statement as discontinued operations for both the current and prior periods. During the fourth quarter of 2006, income from operations of this discontinued subsidiary included the $20,000 pre-tax gain recorded as a result of the sale. Since negotiations were underway and the sale of ULTEA was highly probable at the end of the third quarter of 2006, the assets and liabilities of ULTEA were classified as assets and liabilities of discontinued operations held for sale on the balance sheet at September 30, 2006.

Referring to the ULTEA sale, Fuller said, "This event represents Heartland’s commitment to focus resources on our core banking and consumer finance businesses and was an important step in our plan to maximize shareholder value by divesting of non-strategic holdings.”

Net interest margin, expressed as a percentage of average earning assets, was 4.06 percent during the fourth quarter of 2006 compared to 4.04 percent for the fourth quarter of 2005 and 4.17 percent for the third quarter of 2006. Heartland’s continued expansion into the Western states of New Mexico, Montana, Arizona and Colorado, where net interest margins tend to be higher than those earned in the Midwestern states, has been a contributing factor to the improvement and maintenance of the net interest margin. Net interest income on a tax-equivalent basis totaled $28.2 million during the fourth quarter of 2006, an increase of $2.8 million or 11 percent from the $25.4 million recorded during the fourth quarter of 2005. For the year 2006, net interest income on a tax-equivalent basis was $109.9 million, an increase of $12.6 million or 13 percent from the $97.3 million recorded during 2005. Contributing to these increases was a $263.8 million or 11 percent growth in average earning assets when comparing the fourth quarter of 2006 to the same quarter in 2005 and the $220.5 million or 9 percent growth in average earning assets when comparing the year 2006 to the year 2005. The percentage of average loans to total average assets increased from 69 percent during 2005 to 70 percent during 2006.

Fuller added, “Throughout 2006, we were successful at maintaining our net interest margin above our internal benchmark of 4.00 percent. Like most other banks, however, Heartland is facing pressure on both sides of the balance sheet. A continued inverted yield curve will make it a challenge to maintain our margin at the 4.00 percent level and we anticipate it will dip below this threshold. The key to continued margins at this threshold will be loan and demand deposit growth.”

On a tax-equivalent basis, interest income in the fourth quarter of 2006 totaled $52.9 million compared to $42.4 million in the fourth quarter of 2005, an increase of $10.5 million or 25 percent. For the year 2006, interest income on a tax-equivalent basis increased $39.4 million or 25 percent over the year 2005. More than half of the loans in Heartland’s commercial and agricultural loan portfolios are floating rate loans, thus changes in the national prime rate have an immediate impact on interest income. Interest expense for the fourth quarter of 2006 was $24.7 million compared to $17.0 million in the fourth quarter of 2005, an increase of $7.7 million or 45 percent. On a full-year comparative basis, interest expense increased $26.7 million or 45 percent. As rates moved upward during the first half of 2006 and continued at those levels during the remainder of the year, Heartland experienced some movement in deposit balances from lower yielding accounts into higher yielding money market and certificate of deposit accounts. Approximately 67 percent of Heartland’s certificate of deposit accounts will mature within the next twelve months at a weighted average rate of 4.64 percent.

Noninterest income increased by $1.0 million or 16 percent during the fourth quarter of 2006 compared to the same quarter in 2005. The categories experiencing the largest increases were service charges and fees, loan servicing income, trust fees and brokerage commissions. For the year 2006, noninterest income increased $3.6 million or 14 percent over the year 2005. Recorded in other noninterest income during the third quarter of 2005 was the forgiveness of $500,000 in debt as Heartland fulfilled the job creation requirements of its Community Development Block Grant Loan Agreement with the City of Dubuque. Exclusive of this one-time income item, noninterest income increased $4.1 million or 16 percent during the years under comparison. In addition to the aforementioned categories, securities gains were a contributor to this improvement.

For the fourth quarter of 2006, noninterest expense increased $2.2 million or 11 percent in comparison with the same period in 2005. The largest component of noninterest expense, salaries and employee benefits, increased $1.0 million or 8 percent during the fourth quarter of 2006 in comparison to the fourth quarter of 2005. This growth in salaries and employee benefits had stabilized during the fourth quarter of 2006 as fewer growth initiatives were underway. Additionally, the increase in salaries and employee benefits expense was less than had been experienced during previous quarters of the year due to an accrual adjustment for employer contributions to Heartland’s retirement plan to reflect staffing changes that had occurred during the year. For the year 2006, noninterest expense increased $13.8 million or 17 percent when compared to the year 2005. Again, the largest contributor to this increase was salaries and employee benefits, which grew by $6.1 million or 13 percent during this one-year comparative period. This growth in salaries and employee benefits expense was primarily the result of additional staffing at Heartland’s operations center to provide support services to the growing number of bank subsidiaries, the addition of branches at New Mexico Bank & Trust and Arizona Bank & Trust, the acquisition of the Bank of the Southwest, and the formation of Summit Bank & Trust, which began operations in October 2005 as a loan production office under the Rocky Mountain Bank umbrella. Total full-time equivalent employees increased to 959 at December 31, 2006, from 909 at December 31, 2005. Salaries and employee benefits expense is anticipated to experience a more significant increase during the first quarter of 2007 as merit increases for all salaried employees are made on January 1 of each year. The $2.4 million judgment against Heartland and a bank subsidiary recorded during the first quarter of 2006 was also a major factor in the increase in noninterest expense for the one-year comparative period. Exclusive of the judgment, noninterest expense increased $11.4 million or 14 percent in comparison to the year 2005. Costs associated with the expansion efforts have also contributed to increases in occupancy, advertising and other noninterest expense during both the fourth-quarter and the one-year comparative periods.

Fuller commented, “Heartland continues to focus on growth opportunities in the western United States. In the fourth quarter, we celebrated the opening of Summit Bank & Trust, our most recent de novo bank, located in the Denver suburb of Broomfield, Colorado. Our westward expansion activity continues to gather momentum as we step closer toward our goal of an equal distribution of assets between our Midwest and Western banks. At year end, the ratio of our assets stood at 58 percent in our Midwestern markets and 42 percent in our Western markets. This compares with 38 percent of our assets in the West just one year ago. Presently, we have new branch office locations under development or construction in Thornton, Colorado; Santa Fe, New Mexico; Gilbert, Arizona and Madison, Wisconsin.”

Heartland’s effective tax rate was 36.93 percent for the fourth quarter of 2006 compared to 27.84 percent during the fourth quarter of 2005. On a full-year comparative basis, Heartland’s effective tax rate was 33.26 percent during 2006 and 30.87 percent during 2005. Changes in the amount of tax-exempt income and tax credits have contributed to the variations in our effective tax rates during the periods. Tax-exempt interest income as a percentage of pre-tax income was 14.11 percent during the fourth quarter of 2006 compared to 20.77 percent during the same quarter of 2005. For the years ended on December 31, 2006 and 2005, tax-exempt income as a percentage of pre-tax income was 17.71 percent and 18.83 percent, respectively. Income taxes recorded during 2005 included low-income housing and historic rehabilitation tax credits totaling $436,000. During 2006, these credits had decreased to approximately $225,000 for the year. Additionally, during the fourth quarter of 2006, a tax provision was recorded to reflect taxes associated with the disposition of goodwill and life insurance policies at ULTEA due to the sale of that subsidiary that had not been previously recorded, as these items were appropriately treated as permanent tax differences in prior periods.

At December 31, 2006, total assets exceeded $3.0 billion, an increase of $239.9 million or 9 percent since year-end 2005. Total loans and leases were $2.1 billion at December 31, 2006, an increase of $194.8 million or 10 percent since year-end 2005. The May 15, 2006, acquisition of Bank of the Southwest by Arizona Bank & Trust accounted for $50.9 million or 26 percent of this growth. The Heartland subsidiary banks experiencing notable loan growth since year-end 2005 were New Mexico Bank & Trust, Arizona Bank & Trust and Rocky Mountain Bank. The commercial and commercial real estate loan category grew by $179.7 million or 14 percent. Exclusive of the $21.0 million in commercial and commercial real estate loans acquired in the Bank of the Southwest acquisition, this loan category increased by $158.7 million or 12 percent.

Total deposits at December 31, 2006, were $2.3 billion, an increase of $193.5 million or 9 percent since year-end 2005. The acquisition of Bank of the Southwest accounted for $44.4 million or 23 percent of this growth. All of Heartland’s subsidiary banks except for First Community Bank and Galena State Bank experienced growth in deposits since year-end 2005 with 70 percent of the growth occurring in our banks located in the West. Demand deposits experienced an $18.8 million or 5 percent increase with the Bank of the Southwest acquisition contributing $17.0 million in demand deposit balances at closing. Savings deposit balances increased by $68.6 million or 9 percent. At closing, the Bank of the Southwest accounted for $17.4 million in savings deposit balances. Brokered time deposits decreased $45.0 million or 31 percent while other time deposit balances increased $151.1 million or 17 percent since year-end 2005. The Bank of the Southwest acquisition contributed $10.0 million in other time deposit balances. Of particular note is that we were able to replace a large portion of the maturing brokered time deposits with deposits from our local markets. As interest rates moved upward during the first half of the year and remained at those levels, many deposit customers shifted a portion of their lower yielding deposit balances into higher yielding money market and certificate of deposit accounts. The Heartland bank subsidiaries have priced these products competitively to retain existing deposit customers, as well as to attract new customers.

The allowance for loan and lease losses at December 31, 2006, was 1.40 percent of loans and 356 percent of nonperforming loans, compared to 1.42 percent of loans and 185 percent of nonperforming loans at December 31, 2005. The provision for loan losses decreased $2.3 million or 107 percent during the fourth quarter of 2006 compared to the same quarter of 2005 and $2.6 million or 41 percent during the year 2006 compared to the year 2005. Nonperforming loans were $8.4 million or 0.39 percent of total loans and leases at December 31, 2006, compared to $15.0 million or 0.77 percent of total loans and leases at December 31, 2005. Compared to September 30, 2006, loans past due ninety days or more had improved significantly at December 31, 2006, as a workout plan on one large credit was completed during the fourth quarter. Additionally, workout plans were completed on a few of the other large credits that had been on nonaccrual since year-end 2005. The positive resolution on a significant portion of our nonperforming and nonaccrual loans, along with a $1.2 million or 34 percent decline in net charge offs during 2006 compared to 2005, contributed to the reduction in the provision for loan losses during 2006. Management believes that losses on Heartland’s nonperforming loans will not be significant due to the net realizable value of collateral, borrower guarantees and other factors. Additionally, any probable losses have been specifically provided for in the allowance for loan and lease losses.

According to Fuller, “Our overall credit quality is the best we have seen in recent memory. The company’s asset quality ratios reflect healthy economies in our markets and diligent management of our loan portfolios.”

Conference Call Details

Heartland will host a conference call for investors at 3:00 p.m. CDT today. To participate, dial 800-218-0713 at least five minutes before start time or log onto www.htlf.com. If you are unable to participate on the call, a replay will be available through February 5, 2007, by dialing 800-405-2236, code 11080934, or by logging onto www.htlf.com.

About Heartland Financial USA:

Heartland Financial USA, Inc. is a $3.0 billion diversified financial services company providing banking, mortgage, wealth management, insurance and consumer finance services to individuals and businesses. The Company currently has 55 banking locations in 37 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana and Colorado.

Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war or threats thereof, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended		For the Years Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005
Interest Income
Interest and fees on loans and leases	$45,242	$36,139	$168,496	$133,244
Interest on securities and other:
Taxable	5,128	3,469	17,593	13,896
Nontaxable	1,445	1,469	5,783	5,512
Interest on federal funds sold	221	327	645	475
Interest on deposits in other financial institutions	6	68	22	277
Total Interest Income	52,042	41,472	192,539	153,404
Interest Expense
Interest on deposits	18,298	12,473	63,293	43,383
Interest on short-term borrowings	2,939	1,598	9,866	5,373
Interest on other borrowings	3,508	2,906	13,051	10,706
Total Interest Expense	24,745	16,977	86,210	59,462
Net Interest Income	27,297	24,495	106,329	93,942
Provision for loan and lease losses	(157)	2,171	3,886	6,533
Net Interest Income After Provision for Loan and Lease Losses	27,454	22,324	102,443	87,409
Noninterest Income
Service charges and fees	2,740	2,339	11,199	9,323
Loan servicing income	1,091	886	4,279	3,093
Trust fees	1,926	1,742	7,258	6,530
Brokerage commissions	383	193	1,266	856
Insurance commissions	149	150	605	545
Securities gains, net	125	105	553	198
Gain (loss) on trading account securities	80	-	141	(11)
Impairment loss on equity securities	-	-	(76)	-
Gains on sale of loans	611	600	2,289	2,572
Valuation adjustment on mortgage servicing rights	-	33	-	39
Income on bank owned life insurance	382	308	1,151	1,022
Other noninterest income	(5)	97	422	1,307
Total Noninterest Income	7,482	6,453	29,087	25,474
Noninterest Expense
Salaries and employee benefits	12,607	11,622	51,321	45,247
Occupancy	1,928	1,370	7,320	5,913
Furniture and equipment	1,745	1,673	6,763	6,199
Outside services	2,456	2,382	9,414	8,312
Advertising	1,055	877	4,293	3,240
Other intangibles amortization	261	253	987	1,014
Other noninterest expenses	3,116	2,759	14,423	10,845
Total Noninterest Expense	23,168	20,936	94,521	80,770
Income Before Income Taxes	11,768	7,841	37,009	32,113
Income taxes	4,052	2,170	11,989	9,859
Income From Continuing Operations	7,716	5,671	25,020	22,254
Discontinued Operations
Income from operations of discontinued subsidiary	175	147	602	763
Income taxes	358	54	520	291
Income (Loss) From Discontinued Operations	(183)	93	82	472
Net Income	$7,533	$5,764	$25,102	$22,726
Earnings per common share-basic	$.46	$.35	$1.52	$1.38
Earnings per common share-diluted	$.45	$.34	$1.50	$1.36
Earnings per common share from continuing operations- basic	$.47	$.35	$1.52	$1.36
Earnings per common share from continuing operations- diluted	$.46	$.34	$1.50	$1.33
Weighted average shares outstanding-basic	16,531,998	16,367,210	16,507,960	16,415,182
Weighted average shares outstanding-diluted	16,784,656	16,659,995	16,734,989	16,702,146

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarters Ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Interest Income
Interest and fees on loans and leases	$ 45,242	$ 44,191	$ 41,283	$ 37,780	$ 36,139
Interest on securities and other:
Taxable	5,128	4,591	3,991	3,883	3,469
Nontaxable	1,445	1,441	1,469	1,428	1,469
Interest on federal funds sold	221	123	127	174	327
Interest on deposits in other financial institutions	6	4	7	5	68
Total Interest Income	52,042	50,350	46,877	43,270	41,472
Interest Expense
Interest on deposits	18,298	17,056	14,852	13,087	12,473
Interest on short-term borrowings	2,939	2,721	2,331	1,875	1,598
Interest on other borrowings	3,508	3,348	3,151	3,044	2,906
Total Interest Expense	24,745	23,125	20,334	18,006	16,977
Net Interest Income	27,297	27,225	26,543	25,264	24,495
Provision for loan and lease losses	(157)	1,381	1,487	1,175	2,171
Net Interest Income After Provision for Loan and Lease Losses	27,454	25,844	25,056	24,089	22,324
Noninterest Income
Service charges and fees	2,740	3,120	2,738	2,601	2,339
Loan servicing income	1,091	1,150	1,058	980	886
Trust fees	1,926	1,774	1,741	1,817	1,742
Brokerage commissions	383	271	369	243	193
Insurance commissions	149	179	141	136	150
Securities gains, net	125	67	229	132	105
Gain (loss) on trading account securities	80	53	(25)	33	-
Impairment loss on equity securities	-	(76)	-	-	-
Gains on sale of loans	611	551	577	550	600
Valuation adjustment on mortgage servicing rights	-	-	-	-	33
Income on bank owned life insurance	382	250	230	289	308
Other noninterest income	(5)	199	91	137	97
Total Noninterest Income	7,482	7,538	7,149	6,918	6,453
Noninterest Expense
Salaries and employee benefits	12,607	13,125	12,781	12,808	11,622
Occupancy	1,928	1,834	1,793	1,765	1,370
Furniture and equipment	1,745	1,601	1,728	1,689	1,673
Outside services	2,456	2,273	2,565	2,120	2,314
Advertising	1,055	1,099	1,020	1,119	945
Other intangibles amortization	261	260	238	228	253
Other noninterest expenses	3,116	3,106	3,040	5,161	2,759
Total Noninterest Expense	23,168	23,298	23,165	24,890	20,936
Income Before Income Taxes	11,768	10,084	9,040	6,117	7,841
Income taxes	4,052	3,304	2,886	1,747	2,170
Income From Continuing Operations	7,716	6,780	6,154	4,370	5,671
Discontinued Operations
Income from operations of discontinued subsidiary	175	151	110	166	147
Income taxes	358	57	42	63	54
Income (Loss) From Discontinued Operations	(183)	94	68	103	93
Net Income	$ 7,533	$ 6,874	$ 6,222	$ 4,473	$ 5,764
Earnings per common share-basic	$ .46	$ .42	$ .38	$ .27	$ .35
Earnings per common share-diluted	$ .45	$ .41	$ .37	$ .27	$ .34
Earnings per common share from continuing operations-basic	$ .47	$ .41	$ .37	$ .27	$ .35
Earnings per common share from continuing operations-diluted	$ .46	$ .40	$ .37	$ .26	$ .34
Weighted average shares outstanding-basic	16,531,998	16,521,527	16,540,587	16,430,504	16,367,210
Weighted average shares outstanding-diluted	16,784,656	16,775,749	16,798,654	16,638,458	16,659,995

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005
Assets
Cash and cash equivalents	$ 49,143	$ 45,483	$ 47,385	$ 48,355	$ 81,021
Securities	617,040	593,103	526,784	520,062	527,767
Loans held for sale	50,381	42,561	44,686	38,885	40,745
Loans and leases:
Held to maturity	2,147,845	2,122,156	2,077,393	1,990,852	1,953,066
Allowance for loan and lease losses	(29,981)	(30,684)	(29,941)	(28,674)	(27,791)
Loans and leases, net	2,117,864	2,091,472	2,047,452	1,962,178	1,925,275
Assets under operating lease	-	-	39,852	39,634	40,644
Premises, furniture and equipment, net	108,567	106,937	105,146	102,462	92,769
Goodwill	39,817	39,817	40,531	35,398	35,398
Other intangible assets, net	9,010	9,198	9,327	8,958	9,159
Cash surrender value on life insurance	33,371	32,962	33,386	33,124	32,804
Assets of discontinued operations held for sale	-	51,122	-	-	-
Other assets	33,049	40,934	40,762	33,705	32,750
Total Assets	$ 3,058,242	$ 3,053,589	$ 2,935,311	$ 2,822,761	$ 2,818,332

Liabilities and Stockholders’ Equity
Liabilities
Deposits:
Demand	$ 371,465	$ 367,133	$ 378,211	$ 334,940	$ 352,707
Savings	822,915	813,573	799,884	778,960	754,360
Brokered time deposits	100,572	147,669	155,079	115,416	145,534
Other time deposits	1,016,705	962,809	920,055	902,539	865,577
Total deposits	2,311,657	2,291,184	2,253,229	2,131,855	2,118,178
Short-term borrowings	275,694	239,531	229,723	232,506	255,623
Other borrowings	224,523	243,987	225,650	232,025	220,871
Liabilities of discontinued operations held for sale	-	47,424	-	-	-
Accrued expenses and other liabilities	36,657	29,480	35,251	36,243	35,848
Total Liabilities	2,848,531	2,851,606	2,743,853	2,632,629	2,630,520
Stockholders’ Equity	209,711	201,983	191,458	190,132	187,812
Total Liabilities and Stockholders’ Equity	$ 3,058,242	$ 3,053,589	$ 2,935,311	$ 2,822,761	$ 2,818,332

Common Share Data
Book value per common share	$ 12.65	$ 12.22	$ 11.59	$ 11.49	$ 11.46
FAS 115 effect on book value per common share	$ 0.05	$ 0.01	$ (0.30)	$ (0.13)	$ (0.06)
Common shares outstanding, net of treasury stock	16,572,080	16,530,266	16,520,820	16,547,079	16,390,416

Tangible Capital Ratio(1)	5.46%	5.18%	5.02%	5.36%	5.28%

(1) Total stockholders’ equity less intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights).

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended		For the Years Ended
	12/31/2006	12/31/2005	12/31/2006	12/31/2005

Average Balances
Assets	$ 3,051,995	$ 2,782,541	$ 2,929,702	$ 2,708,496
Loans and leases, net of unearned	2,175,636	1,963,686	2,094,645	1,891,382
Deposits	2,302,466	2,101,318	2,207,323	2,044,290
Earning assets	2,754,509	2,490,747	2,628,207	2,407,722
Interest bearing liabilities	2,422,513	2,173,596	2,312,047	2,126,611
Stockholders’ equity	204,438	185,229	195,124	181,036

Earnings Performance Ratios
Annualized return on average assets	0.98%	0.82%	0.86%	0.84%
Annualized return on average equity	14.62	12.35	12.86	12.55
Annualized net interest margin(1)	4.06	4.04	4.18	4.04
Efficiency ratio(2)	65.16	65.97	68.26	65.91

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	For the Quarters Ended
	12/31/2006	9/30/2006	6/30/2006	3/31/2006	12/31/2005

Average Balances
Assets	$ 3,051,995	$ 2,985,231	$ 2,883,367	$ 2,798,216	$ 2,782,541
Loans and leases, net of unearned	2,175,636	2,137,075	2,071,562	1,994,308	1,963,686
Deposits	2,302,466	2,257,369	2,165,673	2,103,785	2,101,318
Earning assets	2,754,509	2,672,820	2,578,312	2,507,189	2,490,747
Interest bearing liabilities	2,422,513	2,353,394	2,268,561	2,203,721	2,173,596
Stockholders’ equity	204,438	195,737	190,519	189,803	185,229

Earnings Performance Ratios
Annualized return on average assets	0.98%	0.91%	0.87%	0.65%	0.82%
Annualized return on average equity	14.62	13.93	13.10	9.56	12.35
Annualized net interest margin(1)	4.06	4.17	4.27	4.23	4.04
Efficiency ratio(2)	65.16	65.45	67.39	75.61	65.97

(1) Tax equivalent basis is calculated using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For	As of and For	As of and For
	the Year	the Year	the Year
	Ended	Ended	Ended
	12/31/2006	12/31/2005	12/31/2004
Loan and Lease Data
Commercial and commercial real estate	$ 1,483,738	$ 1,304,080	$ 1,162,103
Residential mortgage	225,343	219,671	212,842
Agricultural and agricultural real estate	233,748	230,357	217,860
Consumer	194,652	181,019	167,109
Direct financing leases, net	14,359	21,586	16,284
Unearned discount and deferred loan fees	(3,995)	(3,647)	(3,244)
Total loans and leases	$ 2,147,845	$ 1,953,066	$ 1,772,954

Asset Quality
Nonaccrual loans	$ 8,104	$ 14,877	$ 9,837
Loans past due ninety days or more as to interest or principal payments	315	115	88
Other real estate owned	1,575	1,586	425
Other repossessed assets	349	471	313
Total nonperforming assets	$ 10,343	$ 17,049	$ 10,663

Allowance for Loan and Lease Losses
Balance, beginning of period	$ 27,791	$ 24,973	$ 18,490
Provision for loan and lease losses from continuing operations	3,886	6,533	4,846
Provision for loan and lease losses from discontinued operations	(8)	31	-
Loans charged off	(3,989)	(4,579)	(3,617)
Recoveries	1,733	1,152	1,005
Reclass for unfunded commitments to other liabilities	-	(319)	-
Addition related to acquired bank	591	-	4,249
Reduction related to discontinued operations	(23)	-	-
Balance, end of period	$ 29,981	$ 27,791	$ 24,973

Asset Quality Ratios
Ratio of nonperforming loans to total loans and leases	0.39%	0.77%	0.56%
Ratio of nonperforming assets to total assets	0.34	0.60	0.41
Ratio of net loan chargeoffs to average loans and leases	0.11	0.18	0.16
Allowance for loan losses as a percent of loans and leases	1.40	1.42	1.41
Allowance for loan losses as a percent of nonperforming loans and leases loans and leases loans and leases	356.11	185.37	251.62

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Quarters Ended
	12/31/2006			12/31/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$464,166	$5,129	4.38%	$387,981	$3,469	3.55%
Nontaxable(1)	131,268	2,186	6.61	126,232	2,260	7.10
Total securities	595,434	7,315	4.87	514,213	5,729	4.42
Interest bearing deposits	790	6	3.01	6,956	68	3.88
Federal funds sold	13,975	221	6.27	33,666	327	3.85
Loans and leases:
Commercial and commercial real estate(1)	1,487,133	29,615	7.90	1,303,463	22,778	6.93
Residential mortgage	242,701	4,067	6.65	234,403	3,619	6.13
Agricultural and agricultural real estate(1)	238,175	4,973	8.28	230,805	4,104	7.05
Consumer	193,491	4,932	10.11	181,059	4,209	9.22
Direct financing leases, net	14,136	211	5.92	13,956	201	5.71
Fees on loans	-	1,609	-	-	1,331	-
Less: allowance for loan and lease losses	(31,326)	-	-	(27,774)	-	-
Net loans and leases	2,144,310	45,407	8.40	1,935,912	36,242	7.43
Total earning assets	2,754,509	52,949	7.63	2,490,747	42,366	6.75
Nonearning Assets	297,486	-	-	291,794	-	-
Total Assets	$3,051,995	$52,949	6.88%	$2,782,541	$42,366	6.04%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$814,462	$5,510	2.68%	$753,173	$3,363	1.77%
Time, $100,000 and over	241,303	2,848	4.68	223,931	2,007	3.56
Other time deposits	883,647	9,940	4.46	779,205	7,103	3.62
Short-term borrowings	252,004	2,939	4.63	194,139	1,598	3.27
Other borrowings	231,097	3,508	6.02	223,148	2,906	5.17
Total interest bearing liabilities	2,422,513	24,745	4.05	2,173,596	16,977	3.10
Noninterest Bearing Liabilities
Noninterest bearing deposits	363,054	-	-	345,009	-	-
Accrued interest and other liabilities	61,990	-	-	78,707	-	-
Total noninterest bearing liabilities	425,044	-	-	423,716	-	-
Stockholders’ Equity	204,438	-	-	185,229	-	-
Total Liabilities and Stockholders’ Equity	$3,051,995	$24,745	3.22%	$2,782,541	$16,977	2.42%
Net interest income(1)		$28,204			$25,389
Net interest income to total earning assets(1)			4.06%			4.04%
Interest bearing liabilities to earning assets	87.95%			87.27%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC. CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited) DOLLARS IN THOUSANDS
	For the Years Ended
	12/31/2006			12/31/2005
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$419,625	$17,594	4.19%	$400,993	$13,896	3.47%
Nontaxable(1)	131,149	8,843	6.74	121,227	8,481	7.00
Total securities	550,774	26,437	4.80	522,220	22,377	4.28
Interest bearing deposits	555	22	3.96	6,994	277	3.96
Federal funds sold	12,034	645	5.36	13,785	475	3.45
Loans and leases:
Commercial and commercial real estate(1)	1,432,003	109,814	7.67	1,236,324	81,411	6.58
Residential mortgage	230,043	15,050	6.54	233,717	14,223	6.09
Agricultural and agricultural real estate(1)	230,218	18,476	8.03	228,949	15,892	6.94
Consumer	188,468	18,743	9.94	178,142	15,718	8.82
Direct financing leases, net	13,913	839	6.03	14,250	790	5.54
Fees on loans	-	6,099	-	-	5,576	-
Less: allowance for loan and lease losses	(29,801)	-	-	(26,659)	-	-
Net loans and leases	2,064,844	169,021	8.19	1,864,723	133,610	7.17
Total earning assets	2,628,207	196,125	7.46	2,407,722	156,739	6.51
Nonearning Assets	301,495	-	-	300,774	-	-
Total Assets	$2,929,702	$196,125	6.69%	$2,708,496	$156,739	5.79%
Interest Bearing Liabilities
Interest bearing deposits
Savings	$792,875	$19,167	2.42%	$754,086	$10,991	1.46%
Time, $100,000 and over	225,874	9,498	4.20	201,377	6,505	3.23
Other time deposits	837,335	34,628	4.14	758,448	25,887	3.41
Short-term borrowings	226,943	9,866	4.35	201,142	5,373	2.67
Other borrowings	229,020	13,051	5.70	211,558	10,706	5.06
Total interest bearing liabilities	2,312,047	86,210	3.73	2,126,611	59,462	2.80
Noninterest Bearing Liabilities
Noninterest bearing deposits	351,239	-	-	330,379	-	-
Accrued interest and other liabilities	71,292	-	-	70,470	-	-
Total noninterest bearing liabilities	422,531	-	-	400,849	-	-
Stockholders’ Equity	195,124	-	-	181,036	-	-
Total Liabilities and Stockholders’ Equity	$2,929,702	$86,210	2.94%	$2,708,496	$59,462	2.20%
Net interest income(1)		$109,915			$97,277
Net interest income to total earning assets(1)			4.18%			4.04%
Interest bearing liabilities to earning assets	87.97%			88.32%

(1) Tax equivalent basis is calculated using an effective tax rate of 35%.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Year Ended 12/31/2006	As of and For the Year Ended 12/31/2005	As of and For the Year Ended 12/31/2004
Total Assets
Dubuque Bank and Trust Company	$843,282	$833,885	$750,517
New Mexico Bank & Trust	638,712	557,062	490,582
Wisconsin Community Bank	413,108	390,842	385,116
Rocky Mountain Bank	438,972	388,149	374,242
Galena State Bank and Trust Company	219,863	241,719	220,018
Riverside Community Bank	199,483	195,099	193,314
Arizona Bank & Trust	223,567	136,832	85,850
First Community Bank	118,010	121,337	116,654
Summit Bank & Trust	21,590	-	-
Total Deposits
Dubuque Bank and Trust Company	$636,527	$608,687	$579,895
New Mexico Bank & Trust	437,708	388,935	325,527
Wisconsin Community Bank	336,015	311,436	327,221
Rocky Mountain Bank	335,053	306,967	290,390
Galena State Bank and Trust Company	178,388	179,437	168,109
Riverside Community Bank	162,319	153,791	143,797
Arizona Bank & Trust	176,438	118,959	73,199
First Community Bank	95,287	95,506	95,529
Summit Bank & Trust	6,514	-	-
Return on Average Assets
Dubuque Bank and Trust Company	1.45%	1.28%	1.38%
New Mexico Bank & Trust	1.21	1.10	1.13
Wisconsin Community Bank	0.53	0.63	0.59
Rocky Mountain Bank	1.18	0.72	1.05
Galena State Bank and Trust Company	1.35	1.22	1.33
Riverside Community Bank	0.64	0.83	0.97
Arizona Bank & Trust	0.47	0.19	(1.35)
First Community Bank	1.01	1.00	1.00
Summit Bank & Trust	(6.31)	-	-
Net Interest Margin
Dubuque Bank and Trust Company	3.61%	3.48%	3.58%
New Mexico Bank & Trust	5.05	4.75	4.98
Wisconsin Community Bank	3.83	3.75	3.50
Rocky Mountain Bank	5.16	4.93	4.63
Galena State Bank and Trust Company	3.45	3.43	3.43
Riverside Community Bank	3.71	3.76	3.74
Arizona Bank & Trust	4.92	5.03	4.94
First Community Bank	3.95	3.80	3.72
Summit Bank & Trust	6.98	-	-
Net Income
Dubuque Bank and Trust Company	$11,990	$10,156	$10,427
New Mexico Bank & Trust	6,873	5,565	4,712
Wisconsin Community Bank	2,109	2,444	2,208
Rocky Mountain Bank	4,840	2,757	2,332
Galena State Bank and Trust Company	3,167	2,808	2,926
Riverside Community Bank	1,252	1,608	1,731
Arizona Bank & Trust	902	199	(822)
First Community Bank	1,197	1,198	1,145
Summit Bank & Trust	(1,220)	-	-

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS

	Total Portfolio Loans	Allowance For Loan and Lease Losses	Nonperforming Loans	Allowance As a Percent Of Total Loans
As of December 31, 2006:
Dubuque Bank and Trust Company	$581,166	$7,235	$1,216	1.24%
New Mexico Bank & Trust	410,438	5,352	2,206	1.30
Wisconsin Community Bank	272,407	4,570	1,966	1.68
Rocky Mountain Bank	309,943	4,044	822	1.30
Galena State Bank and Trust Company	158,222	2,049	370	1.30
Riverside Community Bank	137,102	1,747	602	1.27
Arizona Bank & Trust	160,614	2,133	254	1.33
First Community Bank	81,498	1,182	588	1.45
Summit Bank & Trust	14,953	192	-	1.28

As of December 31, 2005:
Dubuque Bank and Trust Company	$575,293	$7,376	$2,745	1.28%
New Mexico Bank & Trust	330,609	4,497	2,359	1.36
Wisconsin Community Bank	270,837	4,285	1,321	1.58
Rocky Mountain Bank	279,230	4,048	5,634	1.45
Galena State Bank and Trust Company	176,813	2,181	965	1.23
Riverside Community Bank	132,781	1,674	462	1.26
Arizona Bank & Trust	94,285	1,181	7	1.25
First Community Bank	83,506	1,191	992	1.43
Summit Bank & Trust	-	-	-	-

As of December 31, 2004:
Dubuque Bank and Trust Company	$525,456	$6,584	$2,405	1.25%
New Mexico Bank & Trust	297,695	4,232	725	1.42
Rocky Mountain Bank	262,240	3,947	596	1.51
Wisconsin Community Bank	265,916	4,098	2,966	1.54
Galena State Bank and Trust Company	145,013	1,749	697	1.21
Riverside Community Bank	129,390	1,553	1,662	1.20
Arizona Bank & Trust	61,630	771	-	1.25
First Community Bank	76,047	999	572	1.31
Summit Bank & Trust	-	-	-	-